Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hill International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114816 and No. 333-148156) and Form S-8 (No. 333-137512 and No. 333-141814) of our report dated March 24, 2008, with respect to the consolidated financial statements and schedule of Hill International, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Amper, Politziner & Mattia P.C.

Edison, New Jersey

March 24, 2008